- -------------------------------------------------------------------------------


              As Filed With the Securities and Exchange Commission
                                on May 26, 1995

                           Registration No. 33-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             INTERGRAPH CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                     DELAWARE                     63-0573222
             ----------------------             --------------
       (State or other jurisdiction of  (I.R.S. employer identification No.)
        incorporation or organization)

              INTERGRAPH CORPORATION
               HUNTSVILLE, ALABAMA                  35894-0001
            -------------------------             --------------
     (Address of principal executive offices)       (Zip Code)


            1995 INTERGRAPH CORPORATION EMPLOYEE STOCK PURCHASE PLAN
           -----------------------------------------------------------
                              (Full title of plan)


                    JOHN W. WILHOITE, INTERGRAPH CORPORATION
                        HUNTSVILLE, ALABAMA  35894-0001
               --------------------------------------------------
                     (Name and address of agent for service)


                                (205) 730-2637
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                             ---------------------

                                   Copies to:

          John R. Wynn                     B. Judson Hennington III
     Lanier Ford Shaver & Payne, P.C.      Intergraph Corporation
    200 West Court Square, Suite 5000    Huntsville, Alabama  35894-0001
      Huntsville, Alabama  35801

- -------------------------------------------------------------------------------


                         CALCULATION OF REGISTRATION FEE


- -------------------------------------------------------------------------------
                                   PROPOSED       PROPOSED
 TITLE OF                          MAXIMUM        MAXIMUM
SECURITIES       AMOUNT            OFFERING      AGGREGATE    AMOUNT OF
  TO BE          TO BE              PRICE         OFFERING   REGISTRATION
REGISTERED     REGISTERED       PER SHARE (1)    PRICE (1)       FEE

- -------------------------------------------------------------------------------

Common Stock,   3,200,000 shares   $ 12.5625   $ 40,200,000   $ 13,862.07
$.10 par value



(1) This calculation, which is made solely for the purpose of determining the amount of the registration fee, is made pursuant to Rule 457 and is based on a price of $12.5625 per share, the average of the bid and asked price of a share of common stock on May 19, 1995, as reported on the NASDAQ Stock Market.


===============================================================================




                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION.

   This Registration Statement relates to the registration of 3,200,000 shares of $.10 par value common stock ("Common Stock") of Intergraph Corporation (the "Company"), to be sold to employees of the Company pursuant to the 1995 Intergraph Corporation Employee Stock Purchase Plan (the "Plan"). Documents containing the information specified in Part I of Form S-8 promulgated by the Securities and Exchange Commission (the "Commission") will be sent or given to employees as specified by Commission Rule 428(b)(1).


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

   See Item 1, above.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

   The following documents filed by the Company are hereby incorporated by reference as of their respective dates:

       (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

       (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

       (3) The description of the Company's common stock contained in the Company's Form 8-A Registration Statement filed with the Commission on May 1, 1981, as amended by a Form 8 filed on July 23, 1986.

       (4) The Company's Current Report on Form 8-K filed August 25, 1993.


   All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

   Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

   The legality of the issuance of the Common Stock pursuant to the Plan has been passed upon for the Company by Lanier Ford Shaver & Payne P.C., 200 West Court Square, Suite 5000, Huntsville, Alabama 35801. John R. Wynn is Secretary of the Company and a member-stockholder of Lanier Ford Shaver & Payne P.C.



   The consolidated financial statements of Intergraph Corporation, incorporated by reference in the Company's Annual Report (Form 10-K) for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   The Certificate of Incorporation of the Company permits indemnification of directors and officers to the full extent permitted by the Delaware General Corporation Law.

   The Certificate of Incorporation of the Company provides that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for a breach of his or her fiduciary duty, other than: (a) a breach of the duty of loyalty to the Company or its shareholders, (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions, or (d) transactions in which the director received an improper personal benefit. Liability arising out of acts or omissions which occurred prior to adoption of the foregoing provisions of the Certificate of Incorporation are not covered by the provision.

   The Certificate of Incorporation of the Company also authorizes the Company to indemnify an officer, director, employee, or agent of the Company (in each case, an "Indemnified Party") for any expense, liability, or loss incurred in connection with any action, suit, or proceeding to which an Indemnified Party is or was a party or is threatened to be made a party by reason of the fact that he is or was an officer or director of the Company, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent. This provision permits indemnification only upon a finding by disinterested directors or the shareholders that he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company. The Certificate of Incorporation also authorizes the Company to advance litigation expenses to an officer or director prior to the final disposition of the action. The making of such advances is conditioned upon the officer or director giving the Company an undertaking to repay the amount advanced if it turns out that indemnification is not available. If indemnification or advancement of expenses is authorized, it will not exclude any rights to indemnification or advancement of expenses which a director, officer, employee, or agent may have under a by-law, agreement, board or shareholder resolution, or otherwise. The indemnification or advancement of expenses provided by the Certificate of Incorporation will continue as to a person who ceases to be a director, officer, employee or agent, and inures to the benefit of his heirs, executors and administrators.

   Section 145 of the Delaware General Corporation Law permits indemnification by the Company of any director, officer, employee or agent of the Company or person who is serving or was serving at the Company's request as a director, officer, employee or agent of another company or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the defense of any threatened, pending or completed action (whether civil, criminal, administrative or investigative), to which he is or may be a party by reason of having been such director, officer, employee or agent, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The Company also has the power under Section 145 to indemnify persons set forth above from threatened, pending or completed actions or suits by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another company or enterprise against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification can be made with regard to any claim, issue or matter as to which the person has been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that the person was fairly and reasonably entitled to indemnity. Any indemnification (unless ordered by a court) must be made by the Company only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he has met the applicable standards of conduct. The determination must be made by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or if there are no such directors, or if such directors so direct, by independent counsel in a written opinion, or by the stockholders. The Company may pay the expenses of an action in advance of final disposition if authorized by the Board of Directors in a specific case upon receipt of an undertaking by the person to be indemnified to repay any such advances unless it shall ultimately be determined that such person is entitled to be indemnified by the Company as authorized by law.

   The Company's Bylaws provides for indemnification of the Company's directors, officers, employees or agents to the extent permitted by Section 145 of the Delaware General Corporation Law. The Company's Bylaws and Section 145 further provide that the Company may purchase and maintain insurance on behalf of those persons described above as eligible for indemnification for liability arising out of such person's duties or status with the Company whether or not indemnification in respect of such liability would be permissible.

   The Delaware Chancery Court is vested with exclusive jurisdiction to hear and determine actions for indemnification, and may summarily determine the Company's obligation to advance expenses (including attorneys' fees).


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

   Not applicable.


ITEM 8.  EXHIBITS.


   EXHIBIT NUMBER                     DESCRIPTION
- -------------------    --------------------------------------------------------

      4(a) The description of the Company's Common Stock is incorporated by reference to the Form 8-A Registration Statement filed by the Company on May 1, 1981, as amended by the Form 8 filed by the Company on July 23, 1986.

      4(b) The Company's Shareholders' Rights Plan is incorporated by reference to the Current Report on Form 8-K filed by the Company on August 25, 1993.

      5                       Opinion and consent of Lanier Ford Shaver & Payne
                              P.C.

      23(a)                   Consent of Ernst & Young LLP

      23(b)                   Consent of Lanier Ford Shaver & Payne P.C.
                              (included in Exhibit 5)

      99 The 1995 Intergraph Corporation Employee Stock Purchase Plan, incorporated by reference to Exhibit A to the Company's
                              Proxy Statement dated May 18, 1995.





ITEM 9.  UNDERTAKINGS.

   The Company hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES


   The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Alabama, on the 26th day of May, 1995.


                            INTERGRAPH CORPORATION


                    By  /s/ James W. Meadlock
                       ----------------------------
                            James W. Meadlock,
                       Chief Executive Officer and
                          Chairman of the Board

   Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

      SIGNATURE                      TITLE                      DATE
- -----------------------    ---------------------------    -----------------


/s/ James W. Meadlock      Chief Executive Officer and      May 26, 1995
- -----------------------    Chairman of the Board            -------------
 James W. Meadlock



                           Director
- -----------------------                                     -------------
 Roland E. Brown


/s/ Larry J. Laster        Executive Vice President, Chief  May 26, 1995
- -----------------------    Financial Officer and Director   -------------
 Larry J. Laster



                           Executive Vice President and
- -----------------------    Director                         -------------
 Nancy B. Meadlock



                           Director
- -----------------------                                     -------------
 Keith H. Schonrock, Jr.


/s/ James F. Taylor, Jr.   Executive Vice President and     May 26, 1995
- -----------------------    Director                         -------------
 James F. Taylor, Jr.


/s/ Robert E. Thurber      Executive Vice President and     May 26, 1995
- -----------------------    Director                         -------------
 Robert E. Thurber


                           Vice President and Controller
- -----------------------    (Principal Accounting Officer)   -------------
  John W. Wilhoite



                                  EXHIBIT INDEX



 EXHIBIT                                                        SEQUENTIALLY
 NUMBER               DESCRIPTION                               NUMBERED PAGE
- ----------     -----------------------------------------        --------------


4(a) The description of the Company's Common Stock is incorporated by reference to the Form 8-A Registration Statement filed by the Company on May 1, 1981, as amended by the Form 8 filed by the Company on July 23, 1986.

4(b) The Company's Shareholders' Rights Plan is incorporated by reference to the Current Report on Form 8-K filed by the Company on August 25, 1993.

5              Opinion and consent of Lanier Ford Shaver & Payne P.C.

23(a)          Consent of Ernst & Young LLP

23(b)          Consent of Lanier Ford Shaver & Payne P.C.
               (included in Exhibit 5)

99             The 1995 Intergraph Corporation Employee Stock Purchase
               Plan, incorporated by reference to Exhibit A to the Company's Proxy Statement dated May 18, 1995.